FOR IMMEDIATE RELEASE

STIFEL REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS

Highlights for the three months ended June 30, 2016:

•	Net revenues of $652.1 million, increased 9.1% compared with the year-ago quarter.
•	Net income of $9.8 million, or $0.13 per diluted common share.
•	Non-GAAP net income of $52.3 million, or $0.69 per diluted common share.

Highlights for the six months ended June 30, 2016:

•	Net revenues of $1.3 billion, increased 9.8% compared with the year-ago quarter.
•	Net income of $36.8 million, or $0.48 per diluted common share.
•	Non-GAAP net income of $95.6 million, or $1.26 per diluted common share.

ST. LOUIS, August 2, 2016 – Stifel Financial Corp. (NYSE: SF) today reported net income of $9.8 million, or $0.13 per diluted common share on record net revenues of $652.1 million for the three months ended June 30, 2016, compared with net income of $20.9 million, or $0.27 per diluted common share, on net revenues of $597.8 million for the second quarter of 2015.

For the three months ended June 30, 2016, the Company reported non-GAAP net income of $52.3 million, or $0.69 per diluted common share. These non-GAAP results primarily exclude merger-related expenses associated with the Company’s acquisitions.

For the six months ended June 30, 2016, the Company reported net income of $36.8 million, or $0.48 per diluted common share on record net revenues of $1.3 billion, compared with net income of $64.0 million, or $0.82 per diluted share, on net revenues of $1.2 billion for the comparable period in 2015.

For the six months ended June 30, 2016, the Company reported non-GAAP net income of $95.6 million, or $1.26 per diluted share. A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed below under “Non-GAAP Financial Measures.”

Summary Results of Operations (Unaudited)
	Three Months Ended					Six Months Ended
(in 000s)	6/30/16	6/30/15	% Change	3/31/16	% Change	6/30/16	6/30/15	% Change
Net revenues	$652,145	$597,751	9.1	$619,974	5.2	$1,272,119	$1,158,733	9.8
Net income	$9,771	$20,888	(53.2)	$27,055	(63.9)	$36,826	$63,985	(42.4)
Non-GAAP net income[1]	$52,292	$55,091	(5.1)	$43,354	20.6	$95,645	$105,031	(8.9)

Earnings per common share:
Basic	$0.15	$0.31	$(51.6)	$0.40	(62.5)	$0.55	$0.94	(41.5)
Diluted	$0.13	$0.27	$(51.9)	$0.36	(63.9)	$0.48	$0.82	(41.5)
Non-GAAP net income[1]	$0.69	$0.71	$(2.8)	$0.57	21.1	$1.26	$1.35	(6.7)
Weighted average number of common shares outstanding:
Basic	66,792	68,370	(2.3)	67,579	(1.2)	67,186	68,189	(1.5)
Diluted	75,982	77,856	(2.4)	76,086	(0.1)	76,084	77,624	(2.0)

[1]	A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed under “Non-GAAP Financial Measures.”

Chairman’s Comments

“We are pleased with the results from the second quarter as we posted a second  consecutive quarter of record revenue and increased adjusted EPS by 21% sequentially, despite a less than ideal market environment.  The diversity of our business model was again illustrated by a rebound in investment banking activity and growth in our bank, which more than offset the sequential decline in brokerage revenue from the first quarter’s record levels. Although the market environment remains challenged, as macro level events  in the first half of 2016 led to spikes in volatility that weighed on investor and corporate activity, we believe that Stifel remains well positioned to capitalize as the markets improve,” stated Ronald J. Kruszewski, Chairman and CEO of Stifel.

“In the past month, we have sold off the lower margin legacy businesses from the Sterne Agee acquisition, raised preferred equity, and refinanced higher cost debt. These actions have further strengthened our already strong balance sheet and will facilitate our continued efforts to optimize our capital base and increase shareholder returns.”

Brokerage Revenues

Brokerage revenues, defined as commissions plus principal transactions, were $308.5 million, a 14.6% increase compared with the second quarter of 2015 and an 3.2% decrease compared with the first quarter of 2016.

•	Global wealth management brokerage revenues were $172.2 million, an 8.4% increase compared with the second quarter of 2015 and a 0.5% decrease compared with the first quarter of 2016.
•	Institutional equity brokerage revenues were $55.0 million, a 6.1% decrease compared with the second quarter of 2015 and an 11.7% decrease compared with the first quarter of 2016.
•	Institutional fixed income brokerage revenues were $81.3 million, a 56.6% increase compared with the second quarter of 2015 and a 2.7% decrease compared with the first quarter of 2016.

Investment Banking Revenues

Investment banking revenues were $133.1 million, a 17.3% decrease compared with the second quarter of 2015 and a 32.3% increase compared with the first quarter of 2016.

•	Equity capital raising revenues were $37.6 million, a 32.1% decrease compared with the second quarter of 2015 and a 47.3% increase compared with the first quarter of 2016.
•	Fixed income capital raising revenues were $28.8 million, a 27.8% decrease compared with the second quarter of 2015 and a 3.7% increase compared with the first quarter of 2016.
•	Advisory fee revenues were $66.7 million, a 4.8% increase compared with the second quarter of 2015 and a 40.9% increase compared with the first quarter of 2016.

Asset Management and Service Fee Revenues

Asset management and service fee revenues were $144.6 million, a 20.5% increase compared with the second quarter of 2015 and consistent with the first quarter of 2016.

Compensation and Benefits Expenses

For the quarter ended June 30, 2016, compensation and benefits expenses were $460.0 million, which included $50.1 million of merger-related expenses. This compares with $410.0 million in the second quarter of 2015 and $411.1 million in the first quarter of 2016.

Excluding merger-related expenses, compensation and benefits as a percentage of net revenues was 62.8% in the second quarter of 2015, compared with 62.0% in the second quarter of 2015 and 63.6% in the first quarter of 2016.

Non-Compensation Operating Expenses

For the quarter ended June 30, 2016, non-compensation operating expenses were $176.3 million, which included merger-related expenses of $18.4 million. This compares with $149.7 million in the second quarter of 2015 and $164.9 million in the first quarter of 2016.

Excluding merger-related expenses, non-compensation operating expenses as a percentage of net revenues for the quarter ended June 30, 2016 was 24.2%, compared with 22.5% in the second quarter of 2015 and 25.0% in the first quarter of 2016.

Provision for Income Taxes

The effective income tax rate for the quarter ended June 30, 2016 was 38.1% compared with 45.1% in the second quarter of 2015.

Assets and Capital

Assets

•	Assets increased 50.5% to $15.2 billion as of June 30, 2016 from $10.1 billion as of June 30, 2015.
•

At June 30, 2016, the Company’s Level 3 assets measured at fair value on a recurring basis of $60.0 million, or 0.4% of total assets, consisted of $52.1 million of auction rate securities and $7.9 million of partnership interests, private company investments, private equity, and fixed income securities. The Company’s Level 3 assets as a percentage of total assets measured at fair value was 1.6% at June 30, 2016. At June 30, 2016, the Company had $562.8 million of held-to-maturity securities classified as Level 3 assets not measured at fair value on a recurring basis.

•	Non-performing assets as a percentage of total assets as of June 30, 2016 was 0.37%.

Capital

•	Shareholders’ equity as of June 30, 2016 decreased 1.0% to $2.49 billion from $2.52 billion as of June 30, 2015.
•	During the six months ended June 30, 2016, the Company repurchased 2.8 million shares of the Company’s common stock for approximately $95.1 million.
•	At June 30, 2016, book value per common share was $37.41 based on 66.6 million common shares outstanding. This represents a 2.9% increase from June 30, 2015.
•	At June 30, 2016, the Company’s Tier 1 leverage capital and Tier 1 risk-based capital ratios were 11.5% and 20.9%, respectively, compared to 18.3% and 29.4%, respectively, at June 30, 2015.

Conference Call Information

Stifel Financial Corp. will host its second quarter 2016 financial results conference call on Tuesday, August 2, 2016, at 5:00 p.m. Eastern time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (877) 876-9938 and referencing conference ID #89108255. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company's web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated; Keefe Bruyette & Woods, Inc.; Miller Buckfire & Co., LLC; and Century Securities Associates, Inc., and in the United Kingdom and Europe through Stifel Nicolaus Europe Limited. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. and Stifel Trust Company Delaware, N.A. offer trust and related services. To learn more about Stifel, please visit the Company’s web site at www.stifel.com.

Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions.  The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities:  the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission.  Forward-looking statements speak only as to the date they are made. Stifel Financial Corp. disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Summary Results of Operations (Unaudited)
	Three Months Ended					Six Months Ended
(in thousands, except per share amounts)	6/30/16	6/30/15	% Change	3/31/16	% Change	6/30/16	6/30/15	% Change
Revenues:
Commissions	$182,104	$183,770	(0.9)	$197,930	(8.0)	$380,034	$364,073	4.4
Principal transactions	126,426	85,543	47.8	120,948	4.5	247,374	186,275	32.8
Brokerage Revenues	308,530	269,313	14.6	318,878	(3.2)	627,408	550,348	14.0

Capital raising	66,412	97,368	(31.8)	53,304	24.6	119,716	172,486	(30.6)
Advisory fees	66,713	63,639	4.8	47,354	40.9	114,067	113,082	0.9
Investment banking	133,125	161,007	(17.3)	100,658	32.3	233,783	285,568	(18.1)
Asset management and service fees	144,567	119,936	20.5	144,532	0.0	289,099	233,805	23.6
Other income	17,405	13,742	26.7	7,231	140.7	24,595	25,541	(3.7)
Operating Revenue	603,627	563,998	7.0	571,299	5.7	1,174,885	1,095,262	7.3
Interest Revenue	65,780	43,851	50.0	62,786	4.8	128,607	86,588	48.5
Total Revenue	669,407	607,849	10.1	634,085	5.6	1,303,492	1,181,850	10.3
Interest Expense	17,262	10,098	70.9	14,111	22.3	31,373	23,117	35.7
Net Revenue	652,145	597,751	9.1	619,974	5.2	1,272,119	1,158,733	9.8

Non-interest Expenses:
Compensation and benefits	460,023	409,998	12.2	411,113	11.9	871,136	765,691	13.8
Occupancy and equipment rental	58,746	48,346	21.5	57,255	2.6	116,002	92,516	25.4
Communication and office supplies	37,426	31,114	20.3	36,660	2.1	74,086	60,348	22.8
Commissions and floor brokerage	12,145	9,124	33.1	11,732	3.5	23,876	19,193	24.4
Other operating expenses	68,012	61,098	11.3	59,301	14.7	127,313	112,848	12.8
Total non-interest expenses	636,352	559,680	13.7	576,061	10.5	1,212,413	1,050,596	15.4
Income before income taxes	15,793	38,071	(58.5)	43,913	(64.0)	59,706	108,137	(44.8)
Provision for income taxes	6,022	17,183	(65.0)	16,858	(64.3)	22,880	44,152	(48.2)
Net income	$9,771	$20,888	(53.2)	$27,055	(63.9)	$36,826	$63,985	(42.4)
Earnings per common share:
Basic	$0.15	$0.31	(51.6)	0.40	(62.5)	$0.55	$0.94	(41.5)
Diluted	$0.13	$0.27	(51.9)	$0.36	(63.9)	$0.48	$0.82	(41.5)

Weighted average number of common shares outstanding:
Basic	66,792	68,370	(2.3)	67,579	(1.2)	67,186	68,189	(1.5)
Diluted	75,982	77,856	(2.4)	76,086	(0.1)	76,084	77,624	(2.0)

Statistical Information

	(in thousands, except per share amounts)
	6/30/16	6/30/15	% Change	3/31/16	% Change
Statistical Information:
Book value per share	$37.41	$36.35	2.9	$36.37	2.9
Financial advisors [2]	2,838	2,823	0.5	2,849	(0.4)
Full-time associates	7,185	6,952	3.4	7,100	1.2
Locations	400	398	0.5	401	(0.2)
Total client assets [3]	$237,510,000	$190,241,000	24.9	$232,013,000	2.4

2        Includes 667, 736, and 688 independent contractors at June 30, 2016, June 30, 2015, and March 31, 2016, respectively.

[3]

On July 1, 2016, we sold the independent contractor business acquired with the Sterne Agee transaction in June 2015. As of June 30, 2016, there were 540 independent contractors included in the disposed business unit and $11.5 billion of total client assets.

Business Segment Results

Summary Segment Results (Unaudited)
	Three Months Ended					Six Months Ended
(in 000s)	6/30/16	6/30/15	% Change	3/31/16	% Change	6/30/16	6/30/15	% Change
Net revenues:
Global Wealth Management	$386,039	$343,382	12.4	$379,805	1.6	$765,843	$672,792	13.8
Institutional Group	260,920	258,538	0.9	241,276	8.1	502,196	497,145	1.0
Other	5,186	(4,169)	224.4	(1,107)	(568.4)	4,080	(11,204)	136.4
	$652,145	$597,751	9.1	$619,974	5.2	$1,272,119	$1,158,733	9.8
Operating contribution:
Global Wealth Management	$105,053	$93,975	11.8	$93,335	12.6	$198,387	$192,823	2.9
Institutional Group	42,414	41,942	1.1	29,194	45.3	71,705	74,273	(3.5)
Other	(131,674)	(97,846)	34.6	(78,616)	67.5	(210,386)	(158,959)	32.4
	$15,793	$38,071	(58.5)	$43,913	(64.0)	$59,706	$108,137	(44.8)
As a percentage of net revenues:
Compensation and benefits
Global Wealth Management	56.6	57.1		58.3		57.4	56.4
Institutional Group	58.8	61.9		62.4		60.5	62.3
Non-comp. operating expenses
Global Wealth Management	16.2	15.5		17.1		16.7	14.9
Institutional Group	25.0	21.9		25.5		25.2	22.8
Income before income taxes
Global Wealth Management	27.2	27.4		24.6		25.9	28.7
Institutional Group	16.2	16.2		12.1		14.3	14.9

Global Wealth Management Summary Results of Operations (Unaudited)
	Three Months Ended					Six Months Ended
(in 000s)	6/30/16	6/30/15	% Change	3/31/16	% Change	6/30/16	6/30/15	% Change
Revenues:
Commissions	$127,241	$125,121	1.7	$131,554	(3.3)	$258,794	$241,335	7.2
Principal transactions	44,938	33,682	33.4	41,411	8.5	86,349	75,689	14.1
Brokerage revenues	172,179	158,803	8.4	172,965	(0.5)	345,143	317,024	(8.9)

Asset management and service fees	144,360	119,734	20.6	144,352	0.0	288,712	233,400	23.7
Net interest	54,246	37,454	44.8	51,767	4.8	106,055	75,378	40.7
Investment banking	9,502	15,128	(37.2)	8,410	13.0	17,911	25,228	(29.0)
Other income	5,752	12,263	(53.1)	2,311	148.9	8,022	21,762	(63.1)
Net revenues	386,039	343,382	12.4	379,805	1.6	765,843	672,792	13.8
Non-interest expenses:
Compensation and benefits	218,553	196,234	11.4	221,416	(1.3)	439,968	379,477	15.9
Non-compensation operating expenses	62,433	53,173	17.4	65,054	(4.0)	127,488	100,492	26.9
Total non-interest expenses	280,986	249,407	12.7	286,470	(1.9)	567,456	479,969	18.2
Income before income taxes	$105,053	$93,975	11.8	$93,335	12.6	$198,387	$192,823	2.9

As a percentage of net revenues:
Compensation and benefits	56.6	57.1		58.3		57.4	56.4
Non-compensation operating expenses	16.2	15.5		17.1		16.7	14.9
Income before income taxes	27.2	27.4		24.6		25.9	28.7

	Stifel Bank & Trust (Unaudited)
	Key Statistical Information
(in 000s, except percentages)	6/30/16	6/30/15	% Change	3/31/16	% Change
Other information:
Assets	$9,430,534	$4,786,248	97.0	$8,310,224	13.5
Investment securities	4,579,752	1,907,282	140.1	4,147,647	10.4
Retained loans, net	4,588,600	2,626,508	74.7	3,737,209	22.8
Loans held for sale	250,725	183,911	36.3	132,900	88.7
Deposits	7,881,219	4,313,940	82.7	7,218,100	9.2

Allowance as a percentage of loans	0.86%	0.98%		0.94%
Non-performing assets as a percentage of total assets	0.37%	0.13%		0.28%

Institutional Group Summary Results of Operations (Unaudited)
	Three Months Ended					Six Months Ended
(in 000s)	6/30/16	6/30/15	% Change	3/31/16	% Change	6/30/16	6/30/15	% Change
Revenues:
Commissions	$54,864	$58,649	(6.5)	$66,376	(17.3)	$121,240	$122,738	(1.2)
Principal transactions	81,488	51,861	57.1	79,537	2.5	161,026	110,587	45.6
Brokerage revenues	136,352	110,510	23.4	145,913	(6.6)	282,266	233,325	21.0
Capital raising	56,100	82,690	(32.2)	44,895	25.0	100,995	147,707	(31.6)
Advisory fees	67,523	63,189	6.9	47,354	42.6	114,876	112,632	2.0
Investment banking	123,623	145,879	(15.3)	92,249	34.0	215,871	260,339	(17.1)
Other [4]	945	2,149	(56.0)	3,114	(69.7)	4,059	3,481	16.6
Net revenues	260,920	258,538	0.9	241,276	8.1	502,196	497,145	1.0
Non-interest expenses:
Compensation and benefits	153,371	160,077	(4.2)	150,618	1.8	303,989	309,488	(1.8)
Non-compensation operating expenses	65,135	56,519	15.2	61,464	6.0	126,502	113,384	11.6
Total non-interest expenses	218,506	216,596	0.9	212,082	3.0	430,491	422,872	1.8
Income before income taxes	$42,414	$41,942	1.1	$29,194	45.3	$71,705	$74,273	(3.5)

As a percentage of net revenues:
Compensation and benefits	58.8	61.9		62.4		60.5	62.3
Non-compensation operating expenses	25.0	21.8		25.5		25.2	22.8
Income before income taxes	16.2	16.3		12.1		14.3	14.9

Institutional Group Brokerage & Investment Banking Revenues (Unaudited)
	Three Months Ended					Six Months Ended
(in 000s)	6/30/16	6/30/15	% Change	3/31/16	% Change	6/30/16	6/30/15	% Change
Institutional brokerage:
Equity	$55,008	$58,551	(6.1)	$62,273	(11.7)	$117,281	$120,548	(2.7)
Fixed income	81,344	51,959	56.6	83,640	(2.7)	164,985	112,777	46.3
Institutional brokerage	136,352	110,510	23.4	145,913	(6.6)	282,266	233,325	21.0

Investment banking:
Capital raising:
Equity	27,018	49,550	(45.5)	18,930	42.7	45,947	93,837	(51.0)
Fixed income	29,082	33,140	(12.2)	25,965	12.0	55,048	53,870	2.2
Capital raising	56,100	82,690	(32.2)	44,895	25.0	100,995	147,707	(31.6)
Advisory fees:	67,523	63,189	6.9	47,354	42.6	114,876	112,632	2.0
Investment banking	$123,623	$145,879	(15.3)	$92,249	34.0	$215,871	$260,339	(17.1)

[4]	Includes net interest, asset management and service fees, and other income.

Non-GAAP Financial Measures

The Company utilized certain non-GAAP calculations as additional measures to aid in understanding and analyzing the Company’s financial results for the three months ended June 30, 2016. Specifically, the Company believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of the Company’s core operating results and business outlook. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate a meaningful comparison of the Company’s results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors' overall understanding of the Company’s current financial performance. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. These non-GAAP amounts primarily exclude acquisition related expenses which management believes are duplicative and will be eliminated and other expenses which in management’s view are not representative of on-going business.

A limitation of utilizing these non-GAAP measures is that the GAAP accounting effects of these merger-related charges do in fact reflect the underlying financial results of the Company’s business and these effects should not be ignored in evaluating and analyzing its financial results. Therefore, the Company believes that GAAP measures and the same respective non-GAAP measures of the Company’s financial performance should be considered together.

The following table provides details with respect to reconciling GAAP measures for the three months ended June 30, 2016 to the aforementioned expenses on a non-GAAP basis for the same period.

(000s)	Three months ended June 30, 2016	Six months ended June 30, 2016
GAAP net income	$9,771	$36,826

Duplicative expenses:
Compensation and benefits
Cost synergies	3,132	8,024
Restructuring costs	222	481
Total duplicative expenses – compensation and benefits	3,354	8,505
Non-compensation operating expenses
Cost synergies	11,378	19,512
Total duplicative expenses - non-compensation operating expenses	11,378	19,512
Total duplicative expenses	14,732	28,017
Acquisition-related expenses:
Compensation and benefits	10,806	22,084
Non-compensation operating expenses	1,298	2,721
Total acquisition-related expenses	12,104	24,805
Stock-based compensation expense	35,976	35,976
Amortization of intangible assets	5,854	6,563
Total adjustments	68,666	95,361
Provision for income taxes	26,145	36,542
Non-GAAP net income	$52,292	$95,645

Duplicative expenses – Expenses related to items that will run-off as we integrate the acquired business into the Company. These expenses included salaries and benefits, rent, licenses and subscriptions. Management considers these a cost of the acquisition and not representative of the costs of running the Company’s on-going business; therefore, the duplicative costs are included as adjustments to arrive at non-GAAP net income.

Acquisition-related expenses – Primarily related to charges attributable to integration-related activities, signing bonuses, amortization of restricted stock awards and promissory notes issued as retention, professional fees and legal costs. These costs were directly related to the acquisition and are not representative of the costs of running the Company’s on-going business.

Stock-based compensation expense – On June 30, 2016, the Company’s Board of Directors removed the continuing service requirements associated with restricted stock units that were granted to certain employees of Barclays in December 2015. As a result of the modification, there are no continuing service requirements associated with these restricted stock units, and accordingly, all unrecognized expense related to these awards were expensed in the second quarter of 2016. The Company views the expensing of restricted stock units related to the acquisition and not representative of the costs of running the Company’s on-going business.

Amortization of intangible assets – Amortization of intangible assets acquired.

Investor Relations

Joel Jeffrey

(212) 271-3610, investorrelations@stifel.com